UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2024

NEW HORIZON AIRCRAFT LTD.

(Exact name of registrant as specified in its charter)

British Columbia	001-41607	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3187 Highway 35, Lindsay, Ontario, K9V 4R1

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (613) 866-1935

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Ordinary Share, no par value	HOVR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	HOVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On April 2, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors New Horizon Aircraft Ltd. (the “Company”), approved the engagement of MNP LLP (“MNP”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended May 31, 2024, effective April 3, 2024. On April 2, 2024, the Company dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

The reports of Marcum on the Company’s consolidated financial statements as of December 31, 2023 and 2022 and for the year ended December 31, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and through April 2, 2024, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference thereto in its reports on the consolidated financial statements for such years.

There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2023 and 2022, or in the subsequent period through April 2, 2024.

The Company provided Marcum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Marcum furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Marcum agrees with the statements related to them made by the Company in this report.

A copy of Marcum’s letter to the SEC dated April 2, 2024 is filed as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accounting Firm.

As disclosed above, on April 2, 2024, the Audit Committee of the Board of Directors of the Company approved the engagement of MNP as the Company’s independent registered public accounting firm for the Company’s fiscal year ended May 31, 2024, effective April 3, 2024.

During the fiscal years ended December 31, 2023 and 2022 and through April 2, 2024, neither the Company, nor anyone on its behalf, consulted MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by MNP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP, dated April 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZON AIRCRAFT LTD.

Date: April 2, 2024	By:	/s/ E. Brandon Robinson
	Name:	E. Brandon Robinson
	Title:	Chief Executive Officer

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